UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 28, 2013

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE
Cedar Rapids, Iowa		52498
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On July 1, 2013, the Company announced the upcoming retirement of its principal accounting officer, Marsha A. Schulte, effective September 27, 2013. The Company also announced that Tatum J. Buse would become its principal accounting officer and serve as Vice President, Finance and Corporate Controller, effective September 28, 2013.

Ms. Schulte is departing from her prior position described in the Company's Annual Report on Form 10-K for the year ended September 30, 2012 (“Form 10-K”). Information about Ms. Schulte can be found in the Company's Form 10-K.

Tatum J. Buse, 39, has served as Vice President, Rockwell Collins Cost Optimization since September 2012; and previously served as Vice President and Controller of International and Service Solutions from May 2011 to September 2012; Senior Director of Financial Planning and Analysis for the Company from October 2010 to May 2011 and Controller of Service Solutions Finance prior thereto. There are no relationships or arrangements regarding Ms. Buse that are disclosable pursuant to Items 401(b), 401(d) or 404(a) of Regulation S-K.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated:	July 2, 2013	By	/s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary